                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
      / /   Preliminary Proxy Statement           / / Confidential, For Use of
                                                      the Commission only(as
                                                      permitted by Rule 14a-
                                                      6(e)(2)
      /X/   Definitive Proxy Statement
      / /   Definitive Additional Materials
      / /   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                                 TEAMSTAFF, INC.
 ------------------------------------------------------------------------------
                (Name of the Corporation as Specified in Charter)

                           Donald T. Kelly, Secretary
 ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

      /X/   No Fee Required
      / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11

(1)   Title of each class of securities to which transaction applies:
      N/A
------------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:
      N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      N/A
------------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:
      N/A
------------------------------------------------------------------------------
      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.

(1)   Amount previously paid:

------------------------------------------------------------------------------
(2)   Form schedule or registration number:

------------------------------------------------------------------------------
(3)   Filing party:

------------------------------------------------------------------------------
(4)   Dated filed:

------------------------------------------------------------------------------

                                 TEAMSTAFF, INC.
                                300 Atrium Drive
                           Somerset, New Jersey 08873

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 24, 2002

To the Shareholders of TEAMSTAFF, INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEAMSTAFF, INC., (formerly Digital Solutions, Inc.) ("TeamStaff") will be held at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 on April 24, 2002 at 11:00 AM New Jersey Time, for the following purposes:

      1. To elect two Class 3 Directors to TeamStaff's Board of Directors to hold office for a period of three years or until their successors are duly elected and qualified; and

      2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The close of business on March 12, 2002 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at, the Meeting and any adjournment thereof.

      You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of TeamStaff, in writing, prior to the Annual Meeting of Shareholders.

                                         By Order of the Board of Directors

                                         Donald T. Kelly
                                         Secretary

Dated:    March 21, 2002

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 TEAMSTAFF, INC.
                                300 Atrium Drive
                           Somerset, New Jersey 08873

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2002

      This proxy statement and the accompanying form of proxy have been mailed on or about March 22, 2002 to the shareholders of Common Stock of record of March 12, 2002 (the "Record Date") of TEAMSTAFF, INC., a New Jersey corporation, in connection with the solicitation of proxies by the Board of Directors of TeamStaff for use at the Annual Meeting of shareholders to be held on April 24, 2002 at 11:00 a.m. and at any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

      Shares of TeamStaff's Common Stock, par value $.001 per share, represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR the election of two Class 3 Directors to hold office for a period of three years or until their successors are duly elected and qualified. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.

      Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of TeamStaff either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of TeamStaff. Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.

      TeamStaff will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff's common stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

      The Annual Report to shareholders for the fiscal year ended September 30, 2001, including financial statements, accompanies this proxy statement.

      The principal executive offices of TeamStaff are located at 300 Atrium Drive, Somerset, New Jersey 08873; TeamStaff's telephone number is (732) 748-1700.

INDEPENDENT PUBLIC ACCOUNTANTS; FEES PAID

      For the fiscal year ended September 30, 2001, Arthur Andersen LLP, Certified Public Accountants, served as our independent accountants. Shareholders are not being asked to approve the selection of independent accountants for the fiscal year ending September 30, 2002 because such approval is not required under our Certificate of Incorporation or Bylaws. The audit services provided by Arthur Andersen, LLP consisted of examination of financial statements, review of filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Arthur Andersen, LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Audit Fees. During the fiscal year ended September 30, 2001, TeamStaff paid an aggregate of $190,500 to Arthur Andersen for fees related to the audit of TeamStaff's financial statements.

      Financial Systems Design and Implementation. During the fiscal year ended September 30, 2001, TeamStaff paid no fees to Arthur Andersen with respect to financial systems design or implementation.

      All Other Fees. During the fiscal year ended September 30, 2001, TeamStaff paid an aggregate of $488,000 in fees related to various tax and due diligence/advisory fees and benefit reconciliations. These fees were as follows:

                  $120,000          for compliance work related to federal and state taxes
                  $ 62,000          for consulting services related to federal and state taxes
                  $290,000          for due diligence and advisory services for various acquisition transactions; and
                  $  16,000         for advisory services related to reconciliation of employee benefits and other matters.

      The Audit Committee of the Board of Directors has determined that the services provided by Arthur Andersen and the fees paid to it for such services has not compromised the independence of Arthur Andersen.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The securities entitled to vote at the Annual Meeting are TeamStaff's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on March 12, 2002 has been fixed as the Record

Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of March 12, 2002, 16,474,628 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a noncumulative basis.

      The following table sets forth certain information as of March 12, 2002 with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of TeamStaff as a group, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff's voting securities. At March 12, 2002, TeamStaff had 16,474,628 shares outstanding.


                                                                                                PERCENT OF
                                                              NUMBER OF SHARES                  COMPANY'S
                 NAME OF SHAREHOLDER                         CURRENTLY OWNED (1)            OUTSTANDING STOCK
                 -------------------                         -------------------            -----------------
Karl W. Dieckmann (2)                                               95,209                         .6%
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

T. Stephen Johnson (3)                                             264,011                        1.6%
c/o T. Stephen Johnson & Associates, Inc.
3650 Mansell Road, Suite 200
Alpharetta, GA 30022

Donald W. Kappauf (4)                                              337,207                        2.1%
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Donald T. Kelly (5)                                                 94,283                         .6%
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

David Carroll (6)                                                3,334,117                       20.3%
c/o Wachovia Corporation
301 South College Street
NC 0009, Suite 4000
Charlotte, NC 28202

Donald MacLeod (7)                                               3,334,117                       20.3%
c/o Wachovia Corporation
201 South Tyron Street
NC 1012
Charlotte, NC 28202

                                                                                                PERCENT OF
                                                              NUMBER OF SHARES                  COMPANY'S
                 NAME OF SHAREHOLDER                         CURRENTLY OWNED (1)            OUTSTANDING STOCK
                 -------------------                         -------------------            -----------------
Susan Wolken (8)                                                 2,256,488                       13.7%
c/o Nationwide Financial
One Nationwide Plaza
Mail Stop 01-12-13
Columbus, OH 43215

Martin J. Delaney (9)                                               41,235                           *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Edmund C. Kenealy (10)                                               5,000                           *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

First Union Private Capital (11)                                 3,334,117                       20.3%
301 South College Street
NC 0009, Suite 4000
Charlotte, NC 28288

Nationwide Financial Services (12)                               2,256,488                       13.7%
One Nationwide Plaza
Mail Stop 01-12-13
Columbus, OH 43215

All officers and directors as a group                            6,427,550                         39%

(9) persons (2,3,4,5,6,7,8,9,10)


--------------------------

*     Less than 1 percent.

1. Ownership consists of sole voting and investment power except as otherwise noted.

2. Includes options to purchase 9,285 shares of TeamStaff's common stock, and excludes unvested options to purchase 5,000 shares of common stock.

3. Includes an aggregate of 147,790 shares owned by or on behalf of certain of the holder's family members and as to which shares the listed holder expressly disclaims beneficial ownership. Excludes unvested options to purchase 5,000 shares of common stock.

4. Includes options to purchase 214,285 shares of TeamStaff's common stock, and excludes unvested options to purchase 200,158 shares of common stock.

5. Includes options to purchase 92,498 shares of TeamStaff's common stock, and excludes unvested options to purchase 107,143 shares of common stock.

6. Includes shares owned by Wachovia Corporation (formerly First Union Corporation) and its affiliates. Named director serves as the nominee of First Union Corporation.

7. Includes shares owned by Wachovia Corporation (formerly First Union Corporation) and its affiliates. Named director serves as the nominee of First Union Corporation.

8. Includes shares owned by Nationwide Financial Services and its affiliates, and excludes unvested options to purchase 5,000 shares of common stock. Named director serves as the nominee of Nationwide Financial Services.

9. Includes options to purchase 8,215 shares of TeamStaff's common stock, and excludes unvested options to purchase 5,000 shares of common stock. Also includes warrants to purchase 10,000 shares of common stock.

10. Includes vested options to acquire 5,000 shares of TeamStaff's Common Stock and excludes unvested options to acquire 55,000 shares of Common Stock.

11. First Union Private Capital, an affiliate of Wachovia Corporation (formerly First Union Corporation), obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.

12. Nationwide Financial Services obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.


CERTAIN REPORTS

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TeamStaff's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of TeamStaff's equity securities, to file with the Securities and Exchange Commission (SEC) reports of ownership and reports of changes in ownership of common stock and other equity securities of TeamStaff. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish TeamStaff with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by TeamStaff, TeamStaff believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the 2001 fiscal year.

                              ELECTION OF DIRECTORS

GENERAL


      The discussion provided herein relates to the election of Directors of TeamStaff. The Corporation's Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. The Certificate of Incorporation further provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all outstanding voting stock, with vacancies on the Board being filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director.

      The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class at the Annual Meeting of Shareholders is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

      The terms of the Class 3 Directors expire at this Annual Meeting. The present Directors of TeamStaff nominated for re-election to TeamStaff's Board of Directors as the Class 3 Directors at the Annual Meeting are Mr. Martin Delaney and Mr. Donald MacLeod.

      In accordance with the Agreement and Plan of Merger dated as of March 6, 2001 among TeamStaff, Inc., BrightLane.com, Inc. and TeamSub, Inc., following consummation of the transaction with BrightLane effective September 4, 2001, the Board was reconstituted as follows:

Name                                                          Director Class                     Term Expires
----                                                          --------------                     ------------
Martin Delaney                                                   Class 3                            2002
Donald MacLeod                                                   Class 3                            2002

T. Stephen Johnson                                               Class 1                            2003
William Marino (1)                                               Class 1                            2003
Susan Wolken                                                     Class 1                            2003

Karl Dieckmann                                                   Class 2                            2004
Donald Kappauf                                                   Class 2                            2004
David Carroll (2)                                                Class 2                            2004

(1) Mr. William Marino resigned from the Board of Directors on February 25, 2002. No person has been nominated to fill the vacancy created by Mr. Marino's resignation. Under TeamStaff's Bylaws, the remaining members of the Board of Directors fill all vacancies on the Board of Directors. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled.

(2) Mr. David Carroll has advised the Board of Directors that he will be resigning from the Board of Directors effective April 24, 2002. No person has been nominated to fill the vacancy created by Mr. Carroll's impending resignation.

      The Class 3 Directors are the only Directors nominated for election at the Annual Meeting.


                                                                             DIRECTOR
                                           POSITION WITH COMPANY           CONTINUOUSLY             TERM
      NAME                                        AND AGE                     SINCE               EXPIRES
      ----                                        -------                     -----               -------
    CLASS 1
T. Stephen Johnson                     Chairman of the Board of               2001                 2003
                                       Directors, 52
Susan Wolken                           Director, 50                           2001                 2003
    CLASS 2
Karl W. Dieckmann                      Vice Chairman, 73                      1990                 2004
Donald Kappauf                         President, Chief Executive             1998                 2004
                                       Officer, Director, 55
David Carroll*                         Director, 44                           2001                 2004
CLASS 3 (NOMINEES FOR ELECTION)
Donald MacLeod                         Director, 45                           2001                 2002
Martin Delaney                         Director, 58                           1998                 2002

      T. STEPHEN JOHNSON has been Chairman of the Board of TeamStaff since September 2001. He has served as Chairman of T. Stephen Johnson & Associates, Inc., financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman of the Board of Netbank, the largest and most successful Internet-only bank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr.

Johnson is Chairman of the Board of Director, Inc., a company specializing in providing financial services for unbanked individuals.

      DAVID CARROLL has been a Director of TeamStaff since September 2001, and is currently the Executive Vice-President and Co-Head of Merger Integration at Wachovia Corporation. He joined Wachovia Corporation (formerly First Union Corporation) in 1981 and has held numerous positions that include Chief E-Commerce and Technology Officer, President of First Union-Florida and First Union-Georgia, Vice Chairman and General Banking Group executive of First Union-Virginia. He is currently a Board member of the Charlotte Latin School and the Mint Museum.

      MARTIN J. DELANEY joined the Board of Directors in July 1998. Mr. Delaney is an attorney and a prominent healthcare executive who began his hospital management career in 1971 as an Assistant Administrator at Nassau County Medical Center. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau- Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John's University. He has been admitted to practice in New York State and federal courts.

      KARL W. DIECKMANN, a Director of TeamStaff since April 1990, had been Chairman of the Board since November 1991. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Signal Corporation (now Honeywell Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical -- Fibers Division; Group General Manager -- Fabricated Products Division; and General Manager -- Plastics Division, as well as various positions with the Chemicals Division.

      DONALD W. KAPPAUF became President and Chief Executive Officer of TeamStaff on December 16, 1997. Mr. Kappauf joined TeamStaff in 1990 and has held several senior management positions including Division President and Executive Vice President. From 1988 to 1990, Mr. Kappauf was President of Perm Staff/Temp Staff in Princeton, New Jersey. He was Assistant Vice President of SMC Engineering and then President of SMC Personnel Support from 1968 to 1988.

      DONALD T. KELLY has been Chief Financial Officer and Vice President of Finance since he joined TeamStaff on January 20, 1997. He was elected Corporate Secretary in August of 1997. Mr. Kelly was Vice President and Chief Financial Officer of Wireless Cable International and its predecessor company, Cross Country Wireless, Inc. from 1993 to 1997. From 1987 to 1993, he was Vice President of Finance and Administration at Potters Industries.

      DONALD MACLEOD has been a director of TeamStaff since September 2001, and is currently Executive Vice President and Managing Partner of Strategic Ventures at Wachovia Corporation. He has over 25 years of banking experience, 14 of which have been with Wachovia Corporation. Positions he has held at Wachovia Corporation include Head of Deposit Products & Services, General Banking Executive of Tennessee, head of Global Cash Management and Enterprise Payments Director. Mr. MacLeod serves on the boards of Spectrum EBP, Proact Technologies, and Arat in addition to TeamStaff. He has a bachelor's degree in Business Administration from Vanderbilt University.

      SUSAN WOLKEN has been a director of TeamStaff since September 2001. She is the Senior Vice President of Product Management and Marketing at Nationwide Financial. She began her Nationwide career as a life underwriter and held several management positions in Individual Life and Health Operations. She has held positions in sales, marketing, and administration. In 1989, she became the Vice President of Human Resources, Senior Vice President of Human Resources, Senior Vice President of Enterprise Administration, and most recently Senior Vice President of Life Company Operations. She is a member of the Ohio Bar and holds the CLU and ChFC designations. Ms. Wolken serves as director on various boards including the Gladden Community House, The Ohio University-The Insurance Institute Board of Advisors, and the Ohio University Alumni Board.

      Pursuant to the terms of the agreement governing the acquisition of BrightLane, Wachovia Corporation had the right to have two persons serve on the Board of Directors. These persons are David Carroll and Donald MacLeod. Wachovia Corporation has advised TeamStaff that it will be foregoing its right with respect to one director. Mr. Carroll will be resigning from the Board effective on or before the Annual Meeting. Additionally, Nationwide Financial has the right to have one person serve on our Board. This person is Susan Wolken.

      Under TeamStaff's Bylaws, (except for the position reserved for a nominee of Wachovia Corporation) the remaining members of the Board of Directors fill all vacancies on the Board of Directors. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled. No persons have been nominated to fill the vacancies created by the resignation of Mr. Marino or the impending resignation by Mr. Carroll.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

      Karl W. Dieckmann, John H. Ewing, Martin J. Delaney and William J. Marino served on TeamStaff's Compensation Committee during the last fiscal year ended September 30, 2001. There are no interlocks between TeamStaff's Directors and Directors of other companies.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      During the fiscal year ended September 30, 2001, the Board of Directors met on 7 occasions and acted by written consent without a meeting on 2 occasions.

      The Board of Directors has four committees: Audit, Compensation, Executive and Nominating Committees.

      For the fiscal year ended September 30, 2001, the members of the committees, and a description of the duties of the Committees were as follows:

      Audit Committee. TeamStaff's audit committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff's independent auditors the year-end financial statements; (iii) review implementation with the independent auditors and management any action recommended by the independent auditors; and (iv) recommend to the Board of Directors the independent accountants. During the fiscal year ended September 30, 2001, the audit committee met on four occasions.

      The audit committee adopted a written charter governing its actions effective June 14, 2000. For the period from October 1, 2000 through September 4, 2001, the members of the audit committee were Karl Dieckmann, John H. Ewing, Charles R. Dees, Jr. and Rocco Marano. All four of these members of TeamStaff's audit committee were "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

      In connection with the restructuring of the Board effective September 4, 2001, the audit committees members were changed to: David A. Carroll, Martin Delaney, William Marino and Donald MacLeod. Donald MacLeod was elected as its Chairman. All four of these members of TeamStaff's audit committee were "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Mr. Marino resigned from the Board of Directors in February, 2002.

      The audit committee adopted a written charter governing its actions effective June 14, 2000. The charter of the audit committee of TeamStaff appeared in full as Appendix I of TeamStaff's proxy statement for its 2000 Annual Meeting.

      The audit committee hereby states that it:

      - has reviewed and discussed the audited financial statements with TeamStaff's management;

      - has discussed with TeamStaff's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

            - has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence; and

            - has recommended to the board of directors of TeamStaff that the audited financial statements be included in TeamStaff's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 for filing with the Commission.

                                                The Audit Committee
                                                David A. Carroll
                                                Martin Delaney
                                                Donald MacLeod

      Compensation Committee. The members of the compensation committee for the period from October 1, 2000 through September 4, 2001 were Karl W. Dieckmann, John H. Ewing, William J. Marino and Martin J. Delaney. The compensation committee functions include administration of TeamStaff's 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of TeamStaff. In connection with the restructuring of the Board effective September 4, 2001, the compensation committees members were changed to: Karl W. Dieckmann, T. Stephen Johnson and Martin J. Delaney and T. Stephen Johnson was elected as its chairman. During the fiscal year ended September 30, 2001, the committee met on two occasions.

      Nominating Committee. The members of the nominating committee for the period from October 1, 2000 through September 4, 2001 were Karl W. Dieckmann, Donald W. Kappauf and William J. Marino. The nominating committee functions include the review of all candidates for a position on the board of directors including existing directors for renomination and reports its findings with recommendations to the Board. The nominating committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. The nominating committee performs such other duties and assignments as directed by the Chairman or the Board but shall have no power to add or remove a director without the approval of the Board. In connection with the restructuring of the Board effective September 4, 2001, the nomination committees members were changed to: Donald W. Kappauf, William J. Marino, David Carroll and Susan A. Wolken and Donald W. Kappauf was elected its chairman. During the fiscal year ended September 30, 2001, the committee met on one occasion. Mr. Marino resigned from the Board of Directors in February 2002.

      Executive Committee. The Board of Directors created an Executive Committee effective September 4, 2001. The members are T. Stephen Johnson, Karl W. Dieckmann and Donald W. Kappauf and T. Stephen Johnson serves as its chairman. This committee did not meet during the fiscal year ended September 30, 2001.

      No member of the Board of Directors or any committee failed to attend or participate fewer than 75% in meetings of the Board or committee on which such member serves.



COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      SUMMARY COMPENSATION TABLE

      The following provides certain summary information concerning compensation paid or earned by TeamStaff during the years ended September 30, 2001, 2000 and 1999 to TeamStaff's Chief Executive Officer and each of the executive officers of TeamStaff who received in excess of $100,000 in compensation during the last fiscal year.

                                                                                                   LONG TERM
                                                         ANNUAL COMPENSATION                     COMPENSATION
                                                                             OTHER ANNUAL          SECURITIES
NAME AND PRINCIPAL                             SALARY           BONUS        COMPENSATION          UNDERLYING
POSITION                           YEAR          $                $                $              OPTIONS/SARS #
Donald W. Kappauf,                 2001       $267,130        $200,000        $46,268                300,000
Chief Executive Officer            2000       $230,126        $      0        $17,251                 57,143
                                   1999       $225,154        $175,500        $14,876                 14,286

Donald T. Kelly                    2001       $177,247        $100,000        $18,172                150,000
Chief Financial Officer            2000       $165,000        $      0        $12,231                 14,286
                                   1999       $157,115        $ 87,800        $ 6,000                 14,286

Kenneth J. Jankowski               2001       $185,616        $      0        $19,305                      0
President-PEO
 Division (1)

Elizabeth Hoaglin                  2001       $ 95,159        $173,885        $ 3,600                 10,000
President of TeamStaff             2000       $ 86,662        $ 92,050        $ 3,600                  4,286
Rx Division                        1999       $ 67,362        $ 40,000        $ 3,600                  2,858

Edmund Kenealy                     2001       $107,200        $ 15,000        $ 5,966                 10,000
General Counsel (2)

      (1)   No longer employed by TeamStaff effective October 2001.

      (2) See Employment Agreements discussion below. Mr. Kenealy was hired effective October 2, 2000.

      The Company provides normal and customary life and health insurance benefits to all of its employees including executive officers. The Company has a 401(k) plan that is voluntary. Other annual compensation includes payments for automobile allowances.

COMPENSATION OF DIRECTORS

      Directors who are employees of TeamStaff are not compensated for services in such capacity except under the Director Plan, as defined below; provided, however, T. Stephen Johnson, our Chairman, and Karl Dieckmann, our Vice Chairman, each receive $2,500 per month. Non-Employee Directors receive $1,500 per board meeting and $1,000 per non-board meeting, related travel expenses, and $600 for each committee meeting. Directors may also receive $1,000 per meeting with executives which do not constitute Board or Committee meetings. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

EMPLOYMENT AGREEMENTS

      TeamStaff entered into a new employment agreement with Mr. Donald Kappauf effective April 2, 2001 which replaced his existing agreement which would have expired on September 30, 2001. Mr. Kappauf will continue to serve as the TeamStaff's President and Chief Executive Officer at his current salary of $230,000 and will receive: (i) an increase in annual compensation to $300,000 commencing on September 1, 2001, and increasing yearly thereafter at the discretion of the compensation committee; and (ii) a bonus based on the achievement of certain performance criteria as determined by the compensation committee. The terms of Mr. Kappauf's employment agreement also provides for participation in a "split dollar lief insurance agreement" whereby Mr. Kappauf will receive annual lump sum payments equal to approximately one-third of his 2000 annual salary for a period of 15 years, commencing at age 65. TeamStaff pays the premiums on the insurance policy. Payments are also subject to a vesting period of up to 7 years (2007 fully vested) for employment by TeamStaff. Further, vesting is deemed fully satisfied in the event of a change of control of TeamStaff and there is a material change in his employment duties within two years of the change of control. In addition, Mr. Kappauf continues to receive certain other benefits including insurance benefits, a car allowance and participation in a supplemental executive retirement plan. Mr. Kappauf was also awarded options to purchase 300,000 shares of the TeamStaff's common stock exercisable at $4.625 per share and subject to certain vesting requirements.

      TeamStaff entered into a new employment agreement with Mr. Donald Kelly effective April 2, 2001 which replaced his existing agreement which would have expired on September 30, 2001. Mr. Kelly will continue to serve as the TeamStaff's Secretary and Chief Financial Officer at his current salary of $170,000 and will receive: (i) an increase in annual compensation to $200,000 commencing on September 1, 2001, and increasing yearly thereafter at the discretion of the compensation committee; and (ii) a bonus based on the achievement of certain performance criteria as determined by the compensation committee. The terms of Mr. Kelly's employment agreement also provides for participation in a "split dollar lief insurance agreement" whereby Mr. Kelly will receive annual lump sum payments equal to approximately one-third of his 2000 annual salary for a period of 15 years, commencing at age 65. TeamStaff pays the premiums on the insurance policy. Payments are also subject to a vesting period of up to 7 years (2007 fully vested) for employment by TeamStaff. Further, vesting is deemed fully satisfied in the event of a change of control of TeamStaff and there is a material change in his employment duties within two years of the change of control. In addition, Mr. Kelly continues to receive certain other benefits including insurance benefits, a car allowance and participation in a supplemental executive retirement plan. Mr. Kelly was also awarded options to purchase 150,000 shares of TeamStaff's common stock exercisable at $4.625 per share and subject to certain vesting requirements.

      TeamStaff entered into an employment agreement with Mr. Edmund C. Kenealy effective October 2, 2000 under which Mr. Kenealy presently serves as General Counsel, at an annual salary of $125,000 effective commencing October 1, 2001. In addition, Mr. Kenealy is entitled to receive: (i) a yearly increase in annual compensation at the discretion of the compensation committee; and (ii) a bonus to be determined based on the achievement of certain performance criteria as determined by the compensation committee. Mr. Kenealy receives certain other benefits including insurance benefits, a car allowance of $500 per month and annual vacation. Mr. Kenealy has also been awarded options to purchase 60,000 shares of TeamStaff's common stock exercisable subject to certain vesting requirements.


OPTION/SAR GRANTS IN LAST FISCAL YEAR
(INDIVIDUAL GRANTS)


                                                                                                         Potential Realizable
                                                                                                         Value At Assumed
                                                                                                         Annual Rates of Stock
                                                                                                         Price Appreciation for
                                                                                                         Option Term
                          NO. OF                PERCENTAGE OF        EXERCISE
                          SECURITIES            TOTAL                OF BASE          EXPIRATION         5% ($)           10% ($)
                          UNDERLYING            OPTIONS/             PRICE PER        DATE               (F)              (G)
NAME                      OPTIONS               GRANTED IN           SHARE
                          GRANTED               FISCAL YEAR
Donald Kappauf             300,000                 50%                 $4.6250        04/02/2000         $383,000         $847,000
Donald Kelly               150,000                 25%                 $4.6250        04/02/2006         $192,000         $424,000
Elizabeth Hoaglin           10,000                  2%                 $3.4688        10/02/2005         $  10,000        $  21,000
Edmund Kenealy              10,000                  2%                 $3.4688        10/02/2005         $  10,000        $  21,000

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

      The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 2001.


                                                                        NUMBER OF
                                                                        SECURITIES                  VALUE OF UNEXERCISED
                                                                        UNDERLYING                  IN-THE-MONEY OPTIONS
                                                                        UNEXERCISED                 AS OF SEPTEMBER 30,
                                                                        OPTIONS/SARS                2001
                                                                        SEPTEMBER 30,
                                                                        2001
                             SHARES
                             ACQUIRED ON             VALUE              EXERCISABLE/                EXERCISABLE/
NAME                         EXERCISE                REALIZED           UNEXERCISABLE               UNEXERCISABLE(1)
Donald W. Kappauf            14,128                  $95,788            214,285/200,156             $1,326,429/$972,707
Donald T. Kelly                   0                  $     0            94,284/107,142              $  442,139/$663,209
Elizabeth Hoaglin                 0                  $     0             14,999/2143                $     92,844/13,265
Edmund Kenealy                    0                  $     0               0/10,000                 $          0/61,900

(1) Based upon a closing bid price of the Common Stock at $6.19 per share on September 28, 2001.



COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      This report is submitted by the compensation committee of the Board of Directors of TeamStaff. During the fiscal year ended September 30, 2001, the compensation committee was responsible for reviewing TeamStaff's stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of TeamStaff.

Overview and Philosophy. TeamStaff uses its compensation program to achieve the following objectives:

      - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve TeamStaff's strategic objectives, as determined by the compensation committee;

      -     To align the interest of officers with the success of TeamStaff;

      - To align the interest of officers with stockholders by including long-term equity incentives; and

      - To increase the long-term profitability of TeamStaff and, accordingly, increase stockholder value.

      Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans, TeamStaff's 401(k) Plan and the employee stock option incentive plans, which plans are generally available to all employees of TeamStaff. In addition, the committee considers the eligibility of certain executive officers in a supplemental executive retirement plan ("SERP Plan").

      The principal factors which the compensation committee considered with respect to each officer's compensation package for fiscal year ended September 30, 2001 are summarized below. The compensation committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

      Base Salary. Compensation levels for each of TeamStaff's officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the compensation committee takes into account such factors as (i) TeamStaff's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The compensation committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to TeamStaff's long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the compensation committee in determining total compensation for each officer. Base salary levels for each of TeamStaff's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer. Additionally, certain executives, including Donald Kappauf, the Chief Executive Officer, Donald Kelly, the Chief Financial Officer, and Edmund Kenealy, General Counsel, have existing employment agreements with TeamStaff which set forth certain levels of base salary and bonus compensations.

      Equity Incentives. The compensation committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the compensation committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers.

Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of TeamStaff's common stock.

      In making stock option grants, the compensation committee considers general corporate performance, individual contributions to TeamStaff's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended September 30, 2001, the compensation committee believes that the current stock ownership position of the executive officers was sufficient to achieve the benefits intended by equity ownership. During the fiscal year ended September 30, 2001, the employment agreements for Mr. Kappauf and Mr. Kelly were restructured and pursuant to these agreements received, 300,000 options and 150,000 options, respectively. Mr. Kenealy received 10,000 options in the fiscal year ended September 30, 2001 which were granted in connection with his joining TeamStaff as a result of TeamStaff's acquisition of HR2, Inc in October 2000. Ms. Hoaglin also was granted 10,000 options for performance related to the TeamStaff Rx subsidiary of which she is President.

      Other Benefits. TeamStaff also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. TeamStaff offers a stock incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. TeamStaff also maintains insurance and other benefit plans for its employees, including executive officers of TeamStaff.

      The compensation committee determined that the 401(k) plan did not provide sufficient retirement benefits to its top executive officers, including its Chief Executive Officer and Chief Financial Officer. Accordingly, during the last fiscal year the compensation committee created the SERP Plans to provide retirement benefits comparable with plans offered executives in comparable positions at other companies.

      Chief Executive Officer Compensation. In the fiscal year ended September 30, 2001, Mr. Donald Kappauf, Chief Executive Officer, received a salary of $267,130 which represents an increase of approximately 16% from the prior year. In the fiscal year ended September 30, 2000, Mr. Kappauf received a base salary of $230,126, which represents a 2.2% increase from his base salary in the fiscal year ended September 30, 1999. The base salary is believed by the compensation committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. In addition, Mr. Kappauf received a bonus of $200,000 during the fiscal year ended September 30, 2001. The terms of Mr. Kappauf's employment compensation are determined primarily pursuant to his employment agreement which was entered into in April 2001. Among other things, the employment agreement provides for the payment of certain bonuses based upon performance by TeamStaff, including earnings per share. The bonus payment was made in accordance with the employment agreement terms.

      Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to TeamStaff to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The compensation committee has considered these requirements and the regulations. It is the compensation committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of the TeamStaff employee stock option plans will be granted by the compensation committee.

                                 By the Compensation Committee of
                                 of the Board of Directors of TeamStaff, Inc.

                                 T. Stephen Johnson
                                 Karl W. Dieckmann
                                 Martin Delaney

* Messrs. Rocco Marano and John Ewing were members of the Compensation Committee during most of the fiscal year ended September 30, 2001 but resigned from the Board of Directors effective September 4, 2001.

STOCK OPTION PLANS

      In April 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan (the "1990 Plan") which was approved by shareholders in August 1990. The 1990 Plan provided for the grant of options to purchase up to 285,714 shares of TeamStaff's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's").

      In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan (the "Director Plan") which was approved by shareholders in August, 1991 and amended in March 1996. The Director Plan provided for issuance of a maximum of 142,857 shares of common stock upon the exercise of stock options arising under the Director Plan.

      In April 1990, the Board of Directors adopted and in August, 1990, TeamStaff's shareholders approved the Senior Management Incentive Plan (the "Management Plan") for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to TeamStaff and its subsidiaries. A total of 1,428,571 shares of common stock were reserved for issuance under the Management Plan.

2000 EMPLOYEE STOCK OPTION PLAN

      In the fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Employees Stock Option Plan (the "2000 Plan") to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff's common stock to all employees, including senior management. The 2000 Plan replaces the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISO's").

      The 2000 Plan is administered by the Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

      Under the 2000 Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent (10%) shareholder (as defined in the 2000 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value.

      The aggregate fair market value of shares subject to options granted to a participant, which are designated as ISOs and which become exercisable in any calendar year, shall not exceed $100,000.

      The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Compensation Committee can also permit the payment of the exercise price of the options using the common stock of TeamStaff held by the optionee for at least six months prior to exercise.

NON-EXECUTIVE DIRECTOR PLAN

      In fiscal 2000, the Board of Directors and stockholders approved the adoption of the 2000 Non-Executive Director Stock Option Plan (the "Director Plan") to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the Director Plan, each non- executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Director Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The Director Plan replaced the previous Director Plan that expired in April 2000.

      Under the Director Plan, the exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of TeamStaff or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of TeamStaff's common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of four peer issuers selected in good faith by TeamStaff. The Company's common stock is listed for trading in the Nasdaq National Market and is traded under the symbol "TSTF".


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 SEPTEMBER 2001

                                  [Line Graph]

                                        1996         1997         1998        1999       2000        2001
                                        ----         ----         ----        ----       ----        ----
Teamstaff Inc          Return %                    -50.58        -50.02       3.01       -10.20       80.07
                        Cum $        $100.00      $ 35.42       $ 17.70    $ 18.23      $ 16.37     $ 29.48

S & P 500              Return %                     40.45          9.05      27.81        13.28      -26.63
                        Cum $        $100.00      $140.45       $153.15    $195.74      $221.74     $162.70

Peer Group Only        Return %                    -16.42        -16.83     -45.17       129.31      -33.50
                        Cum $        $100.00      $ 83.58       $ 69.51    $ 38.12      $ 87.40     $ 58.12

Peer Group + TSTF      Return %                    -20.46        -17.99     -44.14       121.14      -30.76
                        Cum $        $100.00      $ 79.54       $ 65.23    $ 36.44      $ 80.58     $ 55.79

NOTES

(1) Assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1996 and that dividends were reinvested at years ended September 30.

(2) Industry composite includes Employee Solutions, Administaff, Gevity HR, and TeamMucho Corp. The industry composite has been determined in good faith by management to represent entities that compete with the Company in certain of its significant business segments. Management does not believe there are any publicly held entities that compete with all the Company's business segments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      For information concerning employment agreements with and compensation of TeamStaff's executive officers and directors, see "Executive Compensation". The Directors' Plan provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

      Effective August 31,2001, TeamStaff, Inc. completed its acquisition of BrightLane. As a result of a reverse subsidiary merger with a subsidiary of TeamStaff, BrightLane is now a wholly-owned subsidiary of TeamStaff.

      Other than payments for fractional shares, the shareholders of BrightLane received an aggregate of 8,066,522 shares of TeamStaff's Common Stock in exchange for their BrightLane Common Stock, Series A Preferred, Series B Preferred and Series C Preferred stock. The exchange ratios (rounded) and aggregate shares for the classes of BrightLane capital stock were as follows:


        Title of BrightLane                                                     Aggregate
            Capital Stock                    Exchange Ratio                  TeamStaff Shares
        --------------------               --------------                  ----------------
        Common Stock                         0.2314549                          1,601,622

        Series A Preferred Stock             22.7740000                           874,295
        Series B Preferred Stock             1.9410000                          3,334,117
        Series C Preferred Stock             4.2050000                          2,256,488
                  TOTAL                                                         8,066,522


      In connection with the transaction, persons holding BrightLane options to acquire approximately 2,078,000 BrightLane shares (the equivalent of approximately 481,000 TeamStaff shares) exercised their options. TeamStaff made recourse loans of approximately $1,025,000 principal amount to the holders of these options to assist them in payment of tax obligations incurred with exercise of the options. The loans are repayable upon the earlier of (i) sale of the TeamStaff shares or (ii) three years.

      Wachovia Corporation (formerly First Union Corporation), through an affiliate, held all of the BrightLane Series B Preferred stock, and therefore owns 3,334,117 shares of TeamStaff's Common Stock (approximately 20%). In addition, Nationwide Financial Services, Inc. held all of the BrightLane Series C Preferred stock, and therefore owns 2,256,488 shares of TeamStaff's Common Stock (approximately 14%).

      Under the terms governing the transaction, certain option holders were restricted from selling TeamStaff shares acquired from the exercise of their BrightLane options for a period of up to two years. T. Stephen Johnson and his spouse, Mary Johnson, also a former director of BrightLane, were the only option holders who exercised their options and who were subject to these lockup provisions. Due to the recent significant rise in TeamStaff's stock price and the significant increase in the amount of the tax loans to be made to T. Stephen Johnson and Mary Johnson, the Board of Directors of TeamStaff concluded it would be more appropriate to allow Mr. and Mrs. Johnson to sell a portion of their TeamStaff shares to cover their tax liability rather than carry a large loan receivable on TeamStaff's financial statements. The Board therefore agreed to allow the sale of up to 40% of Mr. and Mrs. Johnson's option shares (approximately 56,230 TeamStaff shares) as an exempt transaction under SEC Rule 16(b)(3).

      In addition, three persons who served as directors of TeamStaff, namely John H. Ewing, Rocco J. Marano and Charles R. Dees, Jr. agreed to step down as directors upon consummation of the transaction with BrightLane. Effective September 4, 2001, these persons resigned as directors. In connection with the termination of their services, these individuals received 1,000 warrants for each year of service on the TeamStaff Board of Directors (an aggregate of 16,000 warrants). The grant of the warrants was approved by the Board of Directors as an exempt transaction under SEC Rule 16(b)(3).

      In addition, the Board of Directors was reconstituted effective September 4, 2001 as a result of the acquisition of BrightLane.

      In July, 2001, Mr. Donald Kappauf, Chief Executive Officer, exercised options to acquire 14,128 shares of Common Stock. In connection with this option exercise, Mr. Kappauf received a loan in the principal amount of $95,788.00 which was used by him to pay the exercise price of the options. The loan provides for repayment in five years, bears interest at 5% per annum and is secured by the shares of Common Stock.

SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at TeamStaff's 2003 Annual Meeting of Shareholders must be received by TeamStaff on or before December 22, 2002 to be eligible for inclusion in TeamStaff's proxy statement and form of proxy to be used in connection with the 2003 Annual Meeting of Shareholders.

                              FINANCIAL INFORMATION

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFORE SENT TO DONALD T. KELLY, SECRETARY, TEAMSTAFF, INC., 300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873. Each such request must set forth a good faith representation that as of March 12, 2002, the person making the request was the beneficial owner of common stock of TeamStaff entitled to vote at the Annual Meeting of Shareholders.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                      By Order of the Board of Directors


                                      Donald T. Kelly
March 21, 2002                        Secretary


      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                 TEAMSTAFF, INC.
                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 24, 2002

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints T. Stephen Johnson, Karl W. Dieckmann and Donald
W. Kappauf, and each of them, proxies, with full power of substitution, to vote all shares of common stock of TeamStaff, Inc owned by the undersigned at the Annual Meeting of Shareholders of TeamStaff, Inc. to be held on April 24, 2002 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I.    ELECTION OF DIRECTORS

      FOR all Nominees listed             WITHHOLD AUTHORITY
      below (except as marked             to vote for all
      to the contrary below)  |_|         nominees listed below  |_|

(Instruction: Please check appropriate box. To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

      NOMINEES FOR CLASS 3 DIRECTORS

                                    Martin Delaney
                                    Donald MacLeod

and to vote upon any other business as may properly become before the meeting or any adjournment thereof, all as described in the proxy statement dated March 21, 2002, receipt of which is hereby acknowledged.

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted FOR the election of two (2) directors unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                                    Date______________________________________

                                    Signed____________________________________

                                    (Please date and sign exactly as accounts.
                                    Each joint owner should sign. Executors, administrators, trustees, etc. should also so indicate when signing.)

                                    The proxy is solicited on behalf of the
                                    Board of Directors. Please sign and return in the enclosed envelope.